Exhibit 7.1

AGREEMENT AND PLAN OF MERGER BETWEEN

UG, LLC AND UNCOMMON GIVING CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of February 28, 2022 (this “Agreement”), is between UG, LLC, a Delaware limited liability company (the “LLC”), and Uncommon Giving Corporation, a Delaware corporation (the “Corporation”).

WITNESSETH:

WHEREAS, the LLC desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the Corporation by means of a merger of the Corporation with and into the LLC, whereby the LLC shall be the surviving entity (the “Merger”);

WHEREAS, Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Act (the “Act”), authorize the merger of a Delaware corporation with and into a Delaware limited liability company;

WHEREAS, the LLC and the Corporation now desire to effect the Merger;

WHEREAS, the Corporation is the sole member of the LLC;

WHEREAS, the board of directors of the Corporation has approved and declared the advisability of this Agreement and the consummation of the Merger; and

WHEREAS, a majority of the Corporation’s stockholders have approved this Agreement and the consummation of the Merger.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1  The Merger.

(a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as the LLC and the Corporation shall determine, the LLC, which shall be the surviving entity, shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at 10:00 a.m. ET on February 28, 2022 (the “Effective Time”).

(b) At the Effective Time, the Corporation shall be merged with and into the LLC, whereupon the separate existence of the Corporation shall cease, and the LLC shall be the surviving entity of the Merger (the “Surviving LLC”) in accordance with Section 264 of the DGCL and Section 18-209 of the Act.

1.2  Conversion of Interests. At the Effective Time:

(a) Each share of the Corporation’s common stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, and one common unit of the LLC shall be issued to the holder thereof;

(b) Each limited liability company interest of the LLC outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, and no consideration shall be issued in respect thereof.

ARTICLE II

GOVERNANCE

2.1  Certificate of Formation. The certificate of formation of the LLC in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving LLC. The name of the Surviving LLC shall be UG, LLC.

2.2  LLC Agreement. The amended and restated limited liability company agreement of the LLC in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving LLC.

2.3  Directors and Officers. The managers and officers of the LLC immediately prior to the Effective Time of the Merger shall be the managers and officers, respectively, of the Surviving LLC.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the LLC. The LLC hereby represents and warrants that it:

(a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted; and

(b) has full power and authority to execute and deliver this Agreement and consummate the Merger and the other transactions contemplated by this Agreement.

3.2  Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted; and

(b)  has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by a majority of the stockholders of the Corporation in accordance with the DGCL and the amended and restated certificate of incorporation of the Corporation, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

4.1  Transfer, Conveyance and Assumption.  At the Effective Time, the LLC shall continue in existence as the Surviving LLC, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Corporation, and all of the assets and property of whatever kind and character of the Corporation shall vest in the LLC without further act or deed; thereafter, the LLC, as the Surviving LLC, shall be liable for all of the liabilities and obligations of the Corporation, and any claim or judgment against the Corporation may be enforced against the LLC, as the Surviving LLC, in accordance with Section 18-209 of the Act.

4.2Employer Identification Number.  At the Effective Time, the employer identification number of the LLC shall be the employer identification number currently assigned to the Corporation.

4.3  Further Assurances. If at any time the LLC shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving LLC the title to any property or right of the Corporation, or otherwise to carry out the provisions hereof, the proper representatives of the Corporation as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving LLC, and otherwise to carry out the provisions hereof.

ARTICLE V

CONDITIONS TO THE MERGER

5.1  Conditions to the Obligations of Each Party. The obligations of the Corporation and the LLC to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:

(a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

(c) this Agreement shall have been adopted by a majority of the stockholders of the Corporation in accordance with the requirements of the DGCL and the amended and restated certificate of incorporation and amended and restated bylaws of the Corporation.

ARTICLE VI

TERMINATION

6.1  Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of the LLC and the Board of Directors of the Corporation; or

(b) by either the LLC or the Board of Directors of the Corporation, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the Corporation or the LLC from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

6.2.  Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

ARTICLE VII

MISCELLANEOUS

7.1  Amendments; No Waivers.

(a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed on behalf of the Corporation and the LLC.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.2  Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the LLC and the Corporation, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the LLC and the Corporation with respect to the subject matter hereof.

7.3  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

7.4  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

7.5  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

UNCOMMON GIVING CORPORATION

By:	/s/ Ron Baldwin
Name:	Ron Baldwin
Title:	Chief Executive Officer

UG, LLC

By:	/s/ Ron Baldwin
Name:	Ron Baldwin
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]